CB INVESTMENT MANAGERS, LLC
                                 CODE OF ETHICS

         While affirming its confidence in the integrity and good faith of all its employees, officers and directors, CB Investment Managers, LLC (the "Adviser") recognizes that knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for its Advisory Clients which may be possessed by certain of its personnel could place such individuals, if they engage in personal transactions in Securities which are eligible for investment by Advisory Clients, in a position where their personal interest may conflict with the interests of the Advisory Clients.

         In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.       STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Adviser by its Advisory Clients and to give effect to the Adviser's belief that its operations should be directed to the benefit of its Advisory Clients, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers and directors:

         (1) The interests of the Advisory Clients are paramount, and all of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the Advisory Clients before their own.

         (2) All personal transactions in securities by the Adviser's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interest of any Advisory Client.

         (3) All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Advisory Client, or that otherwise bring into question the person's independence or judgment.

II.      DEFINITIONS

         (1) "Access person" means any officer, director, or Advisory Person of the Adviser who, with respect to the Funds:

                  (i) makes any recommendation or participates in the determination of which recommendation will be made; or

                  (ii) whose principal function or duties relate to the determination of which recommendation will be made or who, in connection with his or her duties, obtains any information concerning recommendations on SECURITIES made by the Adviser to the Fund.

A list of Access Persons is attached to the Code of Ethics.

         (2)      "Advisory Client" means the portfolio of the CB Core Equity
                  Fund.

         (3) "Advisory Person" means any employee of the Adviser who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Securities by Fund, or whose functions relate to the purchase or sale of Securities by the Fund. ALL ADVISORY PERSONS ARE ACCESS PERSONS.

         (4) "Beneficial Ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person should generally consider him or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider him or herself the beneficial owner of securities held by his or her spouse, minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

         (5)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

         (6) "Fund" means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

         (7) "High quality short-term debt instrument" means any instrument that has a maturity at issuance of 365 days or less and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

         (8) "Investment Personnel" means all Access Persons who, with respect to an Advisory Client, occupy the position of account or portfolio manager (or who serve on an investment committee that carries out the investment management function), all

                  Access Persons who provide or supply information and/or advice to any such manager (or committee), or who execute or help execute any such manager's (or committee's) decisions, and all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a Security by or for an Advisory Client.

         (9) "Initial public offering" (I.E. IPO), means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

         (10) "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

         (11) A "personal securities account" means any account in which any securities are held for the person's direct or indirect benefit.

         (12) "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

         (13)     "Security" shall have the same meaning as that set forth in
                  Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end mutual funds, other than exchange traded funds and CB Core Equity Fund.

         (14) A "Security held or to be acquired" by an Advisory Client means any Security which, within the most recent 15 days, (i) is or has been held by an Advisory Client or (ii) is being or has been considered by the Adviser for purchase by an Advisory Client.

         (15) A Security is "being purchased or sold" by an Advisory Client from the time when a purchase or sale program has been communicated to the person who places the buy and sell order for an Advisory Client until the time when such program has been fully completed or terminated.

         (16) The designated "Review Officer" shall be the Trust Compliance Officer.

III.     GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

         (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Advisory Client:

                  (A) employ any device, scheme or artifice to defraud such Advisory Client;

                  (B) make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon such Advisory Client; or

                  (D) engage in any manipulative practice with respect to such Advisory Client.

IV.      PROHIBITED PURCHASES AND SALES OF SECURITIES

         (1) Subject to Sections V(3) and V(4) of this Code, no Access Person shall purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within 24 hours (SEVEN (7) DAYS, IN THE CASE OF INVESTMENT PERSONNEL) before or after the time that the same (or a related) Security is being purchased or sold by any Advisory Client. Subject to determination by the Review Officer, such Access Person may be required to sell any security and to disgorge any profits realized on trades within these proscribed periods. The Review Officer's determination shall be made in writing and a record of such shall be maintained in accordance with Section X.(7) of this Code. In the event of the absence of the Review Officer, a member of the Trust's Compliance team will make the pre-clearance determination.

         (2) No Investment Personnel may acquire securities as part of an initial public offering.

         (3) No Access Person shall purchase a Security offered in a private placement without the specific, prior written approval of the Adviser's designated Review Officer.

         (4) No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within a 60-DAY PERIOD if the security is an eligible investment of the CB Core Equity Fund. Profit due to any such short-term trades will be disgorged. Exceptions to this policy are permitted only with the approval of the Review Officer of the Adviser and then only in an emergency or extraordinary circumstances.

V.       PRE-CLEARANCE OF TRANSACTIONS

         (1) Except as provided in Section V(3), each Access Person must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to
                  Section V(4), below.

         (2) In determining whether to grant approval for the purchase of a Security offered in a private placement, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for an Advisory Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser.

         (3) The pre-clearance requirements of Section V(1) shall not apply to the following transactions:

                  (A) Purchases or sales over which the Access Person has no direct or indirect influence or control.

                  (B) Purchases or sales which are non-volitional on the part of either the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a BONA FIDE margin call.

                  (C) Purchases that are part of an automatic dividend reinvestment plan.

                  (D) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

                  (E)      Acquisitions of Securities through gifts or bequests;
                           and

                  (F) Transactions in OPEN-END mutual funds, other than transactions in exchange traded funds and transactions in CB Core Equity Fund.

         (4) The following transactions generally shall be entitled to clearance from the Review Officer:

                  (A) Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Advisory Client and which are otherwise in accordance with Rule 17j-1. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security which is being considered for purchase or sale by an Advisory Client (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion. Permission to purchase securities described above is not assumed or automatic, but rather granted by the Review Officer after extensive review of the facts surrounding such transaction and the effect such transactions would have on the shareholders of the Fund and/or clients of the Investment Adviser.


                  (B) Purchases or sales of securities which are not eligible for purchase or sale by any Advisory Client as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of an Advisory Client or undertakings made to regulatory authorities.

                  (C) Transactions that the Review Officer, or other appropriate officers of the Adviser, as a group and after consideration of all the facts and circumstances, determine to be in accordance with
                           Section III and to present no reasonable likelihood of harm to an Advisory Client.

VI.      ADDITIONAL RESTRICTIONS AND REQUIREMENTS

         (1) No Access Person shall accept or receive any gift of more than DE MINIMUS value (currently $ 100.00) from any person or entity that does business with or on behalf of the Adviser or an Advisory Client.

         (2) No Investment Personnel shall accept a position as a director, trustee or general partner of a publicly-traded company or partnership unless the acceptance of such position has been approved by the Review Officer and consistent with the interests of the Advisory Clients.

VII.     REPORTING AND COMPLIANCE OBLIGATIONS

         (1) The Review Officer shall create and thereafter maintain a list of all Access Persons.

         (2) Each Access Person must direct each brokerage firm or bank at which the Access Person maintains a Securities account to promptly send duplicate copies of such person's account statement and brokerage confirmations promptly to the Review Officer.

         (3) Each Access Person must provide to the Review Officer a complete listing of all Securities owned by such person as of this date and thereafter must submit a review list of such holdings to the Review Officer as of January 31st of the subsequent year. The initial listing must be submitted no later than ten days of the date upon which such person first became an Access Person of the Adviser.

         (4)      Every Access Person shall certify annually that he or she:

                  (A)      has read and understands this Code;

                  (B)      recognizes that he or she is subject to the Code;

                  (C)      has complied with the Code; and

                  (D) has disclosed and reported all personal Securities transactions and personal securities accounts required to be disclosed or reported.

         (5)      Reports.

                  (A) INITIAL HOLDINGS REPORTS: Every Access Person must provide to the Review Officer a complete listing of all Securities owned by such person, as well as all personal securities accounts, within ten days of becoming an Access Person. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control.

                  (B) ANNUAL HOLDINGS REPORTS: On an annual basis, each Access Person must submit to the Review Officer a listing of all Securities beneficially owned by such person, as well as all personal securities accounts. The list must be current as of a date no more than 30 days before the report is submitted and must be received within 30 days of the end of the calendar year. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control. An Annual Holdings Report is attached at Appendix II.

                  (C)      QUARTERLY REPORTS:

                           1.       Each Access Person shall report all
                                    transactions in Securities in which the
                                    person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Reports shall be filed with the Review Officer quarterly. Each Access Person must also report any personal securities accounts established during the quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and personal securities accounts established to an officer designated to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Review Officer. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control.

                           2. Every report shall be made NO LATER THAN ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

                                    (a)     The date of the transaction, the
                                            title, the interest rate and
                                            maturity (if applicable), the number
                                            of shares and principal amount of
                                            each Security involved;

                                    (b)     The nature of the transaction (I.E.,
                                            purchase, sale or any other type of
                                            acquisition or disposition);

                                    (c)     The price of the Security at which
                                            the transaction was effected;

                                    (d)     The name of the broker, dealer or
                                            bank with or through which the
                                            transaction was effected;

                                    (e)     The date the report is submitted by
                                            the Access Person; and

                                    (f)     With respect to any personal
                                            securities account established
                                            during the quarter, the broker,
                                            dealer or bank with whom the account
                                            was established, and the date the
                                            account was established.

                           3. In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

                  (D) Any of these reports may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

                  (E) Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

                  (F) Every Access Person who owns Securities acquired in a private placement shall disclose such ownership to the Review Officer if such person is involved in any subsequent consideration of an investment in the issuer by an Advisory Client. The Adviser's decision to recommend the purchase of such issuers Securities to an Advisory Client will be subject to independent review by Investment Personnel with no personal interest in the issuer.

VIII.    REVIEW AND ENFORCEMENT

         (1) THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES. The Review Officer shall notify each person who becomes an Access Person and who is required under this

                  Code of Ethics of his or her reporting requirements NO LATER THAN ten days before the first quarter in which such person is required to begin reporting.

         (2) The Review Officer will, on a quarterly basis, compare all confirmations, account statements and other reports received with a list of Securities being considered for purchase or sale on behalf of any Advisory Client to determine whether a violation of this Code may have occurred. Before determining that a person has violated the Code, the Review Officer shall give such person an opportunity to supply additional explanatory material.

         (3) If the Review Officer determines that a violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with any confirmations, account statements or other reports and any additional explanatory material provided by the Access Person, to the Access Person's primary supervisor, and legal counsel for the Adviser, who shall make an independent determination as to whether a violation has occurred. If the primary supervisor is unavailable or is unable to review the transaction, the alternate supervisor shall act in all respects in the manner prescribed herein for the primary supervisor.

         (4) If the primary or alternate supervisor finds that a violation has occurred, the supervisor shall impose upon the individual such sanctions as he deems appropriate.

IX.      ANNUAL WRITTEN REPORTS TO THE BOARD

         At least annually, the Adviser will provide a written report to the Advisory Client's Board of Trustees as follows:

         (1) ISSUES ARISING UNDER THE CODE. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The Adviser may report to the Board more frequently as it deems necessary or appropriate and shall do so as requested by the Board.

         (2) CERTIFICATION. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

X.       RECORDKEEPING

         The Adviser will maintain the records set forth below. These records will be maintained in accordance with the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

         (1) A copy of this Code and any other code adopted by the Adviser under Rule 17j-1, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         (2) A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         (3) A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year on which it is made, for the first two years in an easily accessible place.

         (4) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         (5) A copy of each annual report required by Section IX of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

         (6) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or a limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

         (7) A record of any decision, and the reasons supporting the decision, related to the Review Officer's determination regarding an Access Person's transaction in a Security as described in Section IV(1).

XI.      MISCELLANEOUS

         (1) CONFIDENTIALITY. All reports and other confirmations and reports of Securities transactions, and any other information filed with the Adviser pursuant to this Code, shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

         (2) INTERPRETATION OF PROVISIONS. The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

         (3) COMPLIANCE CERTIFICATION. Within ten days of becoming an Access Person, and each year thereafter, each such person must complete the Compliance Certification. A Compliance Certification Form is attached as Appendix IV.

                                   APPENDIX I
                           CB INVESTMENT MANAGERS, LLC
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: ______________________________________________________
Calendar Quarter Ended:_________________________________________________________
Date Report Due:________________________________________________________________
Date Report Submitted:__________________________________________________________


SECURITIES TRANSACTIONS

----------------- --------------- --------------- ------------------ --------------- --------- --------------------

                     Name of      No. Of Shares       Principal                                  Name of Broker,
    Date of         Issuer and         (if        Amount, Maturity      Type of                  Dealer or Bank
  Transaction        Title of      applicable)        Date and        Transaction     Price         Effecting
                     Security                       Interest Rate                                  Transaction
                                                   (if applicable)
----------------- --------------- --------------- ------------------ --------------- --------- --------------------
----------------- --------------- --------------- ------------------ --------------- --------- --------------------

----------------- --------------- --------------- ------------------ --------------- --------- --------------------

----------------- --------------- --------------- ------------------ --------------- --------- --------------------

----------------- --------------- --------------- ------------------ --------------- --------- --------------------

If you had no reportable transactions during the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________
________________________________________________________________________________

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

------------------------------------- ---------------------------------------- ----------------------------------
   Name of Broker, Dealer or Bank          Date Account was Established        Name(s) on and Type of Account
------------------------------------- ---------------------------------------- ----------------------------------
------------------------------------- ---------------------------------------- ----------------------------------

------------------------------------- ---------------------------------------- ----------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


Signature:__________________________        Date:_______________________________

                                   APPENDIX II
                           CB INVESTMENT MANAGERS, LLC
                             INITIAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: _______________ Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

SECURITIES HOLDINGS

---------------------------------------- ------------------------------------- -------------------------------------
 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
________________________________________________________________________________
________________________________________________________________________________

SECURITIES ACCOUNTS

------------------------------------------------------- ---------------------------------------------------
                                                                       Name(s) on and Type
            Name of Broker, Dealer or Bank                                  of Account
------------------------------------------------------- ---------------------------------------------------
------------------------------------------------------- ---------------------------------------------------

------------------------------------------------------- ---------------------------------------------------

------------------------------------------------------- ---------------------------------------------------

If you have no securities accounts to report, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


Signature:__________________________        Date:_______________________________

                                  APPENDIX III
                           CB INVESTMENT MANAGERS, LLC
                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________
Calendar Year Ended:  December 31, _______

SECURITIES HOLDINGS

---------------------------------------- ------------------------------------- -------------------------------------
 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

If you have no securities holdings to report for the year, please check here. [ ]
If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________
________________________________________________________________________________

SECURITIES ACCOUNTS

------------------------------------- ---------------------------------------- ----------------------------------
   Name of Broker, Dealer or Bank          Date Account was Established         Name(s) on and Type of Account
------------------------------------- ---------------------------------------- ----------------------------------
------------------------------------- ---------------------------------------- ----------------------------------

------------------------------------- ---------------------------------------- ----------------------------------

If you have no securities accounts to report for the year, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.



Signature:__________________________        Date:_______________________________

                                   APPENDIX IV
                           CB INVESTMENT MANGERS, LLC
                         ANNUAL COMPLIANCE CERTIFICATION

                              INITIAL CERTIFICATION

I certify that I: (i)   have received, read and reviewed the Fund's Code of
                        Ethics;
                  (ii)  understand the policies and procedures in the Code;
                  (iii) recognize that I am subject to such policies and
                        procedures;
                  (iv)  understand the penalties for non-compliance;
                  (v)   will fully comply with the Fund's Code of Ethics; and
                  (vi)  have fully and accurately completed this Certificate.

Signature: ____________________________
Name:     _____________________________ (Please print)
Date Submitted: _______________________
Date Due: _____________________________

                              ANNUAL CERTIFICATION
                           CB INVESTMENT MANAGERS, LLC

I certify that I: (i)   have received, read and reviewed the Fund's Code of
                        Ethics;
                  (ii)  understand the policies and procedures in the Code;
                  (iii) recognize that I am subject to such policies and
                        procedures;
                  (iv)  understand the penalties for non-compliance;
                  (v)   have complied with the Fund's Code of Ethics and any
                        applicable reporting requirements during this past year;
                  (vi)  have fully disclosed any exceptions to my compliance with the Code below;
                  (vii) will fully comply with the Fund' Code of Ethics; and
                  (vi)  have fully and accurately completed this Certificate.

EXCEPTION(S): __________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Signature:________________________
Name:    _________________________ (Please print)
Date Submitted: __________________
Date Due:  _______________________

                  INITIAL CERTIFICATION PURSUANT TO RULE 17J-1

         The undersigned, ______________________________, in his/her capacity as
______________________________________________, of CB Investment Managers, LLC
(the "Adviser"), adviser to the CB Core Equity Fund, a series of the Advisors' Inner Circle Fund (the "Trust") hereby certifies the following:

1. The Adviser has adopted a Code of Ethics (the "Code") pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2. The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

3. The Adviser's Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b); and

4. In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust's Board of Trustees for approval.

         Witness my hand this ____ day of _________, 200_



                                            Signature:__________________________


                                            Printed Name:_______________________


                                            Title:______________________________